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Exhibit 24

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Christine R. Deister, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Form 10-K, and to file the same, with all exhibits thereto, and other documents in connections therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that all attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Exchange Act 1934, this report has been signed below by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE	DATE
/s/ JOHN W. ADAMS John W. Adams	Chairman of the Board of Directors	April 1, 2002
/s/ PAUL J. CASEY Paul J. Casey	Vice Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2002
/s/ CHRISTINE R. DEISTER Christine R. Deister	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2002
/s/ TODD G. COLE Todd G. Cole	Director	April 1, 2002
/s/ ROBERT G. COO Robert G. Coo	Director	April 1, 2002
/s/ JOSEPH P. HOAR Joseph P. Hoar	Director	April 1, 2002
/s/ RENO F. MORELLA Reno F. Morella	Director	April 1, 2002
/s/ SAMSON PO'OMAIHEALANI Samson Po'omaihealani	Director	April 1, 2002
/s/ EDWARD Z. SAFADY Edward Z. Safady	Director	April 1, 2002

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  Exhibit 24
POWER OF ATTORNEY